Exhibit 5

            KRAMER, LEVIN, NAFTALIS, NESSEN, KAMIN & FRANKEL
                      9 1 9  T H I R D  A V E N U E
                       NEW YORK, N.Y. 10022 - 3852
                            (212) 715 - 9100

                                                  FAX
                                            (212) 715-8000

                                                  ______
                                          WRITER'S DIRECT NUMBER

                                             (212) 715-9100


                              May 25, 1995


Vishay Intertechnology, Inc.
63 Lincoln Highway
Malvern, Pennsylvania  19355

          Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

          We have acted as counsel to Vishay Intertechnology, Inc., a Delaware corporation (the "Registrant"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 526,050 shares (the "Shares") of common stock, par value $.10 per share (the "Common Stock"), to be issued pursuant to the Registrant's 1995 Stock Option Plan (the "Plan").

          In connection with the registration of the Shares, we have reviewed copies of the Registration Statement, the Plan, the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Registrant, and such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

          We have also examined and relied upon representations, statements, or certificates of public officials and officers and representatives of the Registrant.

          Based upon the foregoing, we are of the opinion that the Shares covered by the Registration Statement, upon the granting of the options described in the Plan and upon delivery of such Shares and payment therefor at the prices and in accordance with the terms stated in the Plan, will be validly issued, fully paid and non-assessable.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

          We are delivering this opinion to the Registrant, and no person other than the Registrant may rely upon it.

                              Very truly yours,

             /s/ Kramer, Levin, Naftalis, Nessen, Kamin & Frankel